EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 6, 2014, in the Registration Statement (Form S-1 No. 333-193784) and related prospectus of Nano Vibronix Inc. dated March 6, 2014.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 6, 2014	A Member of Ernst & Young Global